Boston Scientific Prices $4.3 Billion of Senior Notes

MARLBOROUGH, Mass. (Feb. 21, 2019) - Boston Scientific Corporation (NYSE: BSX) announced the pricing of a public offering of $4.3 billion aggregate principal amount of its senior notes under the Company’s shelf registration statement. The public offering consists of $850 million in aggregate principal amount of 3.450% notes due 2024, $850 million in aggregate principal amount of 3.750% notes due 2026, $850 million in aggregate principal amount of 4.000% notes due 2029, $750 million in aggregate principal amount of 4.550% notes due 2039 and $1.000 billion in aggregate principal amount of 4.700% notes due 2049.

The company expects to receive the net offering proceeds upon closing on February 25, 2019, subject to customary closing conditions. Boston Scientific intends to use the net proceeds from the offering to (i) finance a portion of its acquisition of BTG plc (the “BTG Acquisition”), (ii) redeem its 6.000% notes due January 2020, and 2.850% notes due May 2020 (collectively, the “2020 Notes”), of which $850 million aggregate principal amount and $600 million aggregate principal amount, respectively, were outstanding as of the date hereof, (iii) repay amounts outstanding under its $1.00 billion Term Loan facility maturing August 2019, which bore interest at an annual rate of LIBOR plus 0.65%, (iv) repay other short term debt and (v) pay related fees, expenses and premiums. Any such redemption of the 2020 Notes will be made in accordance with the terms of the applicable indenture, including providing the required notice of redemption. The BTG Acquisition is expected to close in the first half of 2019, subject to customary closing conditions.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made by means of a prospectus and related preliminary prospectus supplement only, copies of which or information concerning this offering may be obtained by contacting the joint book-running managers: Barclays Capital Inc., toll-free at (888) 603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free at (800) 294-1322, or Wells Fargo Securities, LLC, toll-free at (800) 645-3751.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aiming” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our proposed offering and intended use of proceeds. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this document. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions (including the BTG Acquisition), clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring programs, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
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	Boston Scientific Corporation		Boston Scientific Corporation
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